Exhibit 10.2

PURCHASE AND SALE AGREEMENT

dated as of May 5, 2017

between

HILL-ROM COMPANY, INC.,

as an Originator and as Servicer,

and the

OTHER ORIGINATORS FROM TIME TO TIME PARTY HERETO,

as Originators

and

HILL-ROM FINANCE COMPANY LLC,

as Buyer

-i-

ANNEX 1	UCC Details Schedule
ANNEX 2	Notice Information
EXHIBIT 2.3(e)	Form of Note
EXHIBIT 9	Form of Joinder Agreement

-ii-

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT dated as of May 5, 2017 (this “Agreement”) is among HILL-ROM COMPANY, INC., an Indiana corporation (“Hill-Rom”), as an originator and as initial servicer (in such capacity, the “Servicer”), THE PERSONS IDENTIFIED ON THE SIGNATURE PAGES HERETO AS ORIGINATORS (together with Hill-Rom, the “Originators” and each, an “Originator”), and HILL-ROM FINANCE COMPANY LLC, a Delaware limited liability company (the “Buyer”).  For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

 DEFINITIONS AND RELATED MATTERS

SECTION 1.1          Defined Terms.  In this Agreement, unless otherwise specified:  (a) capitalized terms are used as defined in (or by reference in) the Loan and Security Agreement dated as of the date hereof (as amended, restated, modified or otherwise supplemented from time to time, the “Loan and Security Agreement”) among Buyer, as Borrower, Servicer, the Persons from time to time party thereto as Lenders and as Group Agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent, and (b) as used in this Agreement, unless the context otherwise requires, the following terms have the meanings indicated below:

“Joinder Agreement” has the meaning given in Section 9.1.

“Purchase and Sale Termination Date” means, with respect to any Originator, the date that Receivables and Related Assets cease being sold or contributed, as applicable, to the Buyer under this Agreement pursuant to Article VI of this Agreement.

“Purchase and Sale Termination Event” means the occurrence of any of the following events or occurrences:

(a)          any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days;

(b)          any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, that no breach of a representation or warranty set forth in Section 4.2(a), (c), (l) or (r) shall constitute a Purchase and Sale Termination Event pursuant to this clause (b) if a Deemed Collection has occurred in accordance with Section 3.2 with respect to such breach;

(c)          any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure shall continue unremedied for ten (10) Business Days after such Originator has knowledge or receives written notice thereof; or

(d)          an Event of Bankruptcy shall have occurred with respect to any Originator.

“Related Assets” means (a) all rights to, but not any obligations under, all Related Security with respect to the Receivables, (b) all Records (but excluding any obligations or liabilities under the Contracts), (c) all Collections in respect of, and other proceeds of, the Receivables or any other Related Security, (d) all rights and remedies of any Originator under any Transaction Documents and any other rights or assets pledged, sold or otherwise transferred to Buyer hereunder, and (e) all products and proceeds of any of the foregoing.

“Senior Interest Holders” has the meaning given in Exhibit 2.3(e).

“Senior Interests” has the meaning given in Exhibit 2.3(e).

“Subordinated Note” has the meaning given in Section 2.3(e).

“Subordination Provisions” has the meaning given in each Subordinated Note.

SECTION 1.2          Other Interpretive Matters.  The interpretation of this Agreement, unless otherwise specified, is subject to Section 1.02 of the Loan and Security Agreement.

ARTICLE II

 AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE

SECTION 2.1          Purchase, Sale and Contribution.  Upon the terms and subject to the conditions set forth in this Agreement, each Originator hereby sells or contributes, as applicable, to Buyer, and Buyer hereby purchases or acquires from each Originator, as applicable, all of such Originator’s right, title and interest in, to and under the Receivables and the Related Assets, in each case whether now existing or hereafter arising, acquired, or originated.

SECTION 2.2          Timing of Purchases.  All of the Receivables existing at the opening of each Originator’s business on the Closing Date are hereby sold or contributed, as applicable, to Buyer on such date in accordance with the terms hereof.  All of the Receivables originated by any Originator on any date after the Closing Date until the Purchase and Sale Termination Date shall be sold or contributed, as applicable, to Buyer on such date in accordance with the terms hereof.  Buyer shall pay to the respective Originators on the Closing Date or within two (2) Business Days after the date of such sale, as applicable, the applicable cash Purchase Price for the Receivables sold to Buyer in immediately available funds; provided, however, to the extent that Buyer does not have funds available to pay the Purchase Price due on the Closing Date or any other sale date in cash (such cash insufficiency being a “Deferred Payment”), such Deferred Payment shall be deemed to have been funded by the related Originator through an advance under the related Subordinated Note, subject to the limitation in Section 2.3(e) below.  On and after the Closing Date until the Purchase and Sale Termination Date, each Receivable shall be deemed to have been sold or contributed to Buyer immediately (and without further action by any Person) upon the creation or acquisition of such Receivable by the related Originator.  The Related Assets with respect to each Receivable shall be sold or contributed at the same time as such Receivable, whether such Related Assets exist at such time or arise, are acquired or are originated thereafter.

SECTION 2.3          Purchase Price.  (a)  The purchase price (“Purchase Price”) for the Receivables and the Related Assets shall equal the fair market value of the Receivables as agreed by each Originator and Buyer at the time of purchase or acquisition.

(b)          On the date of the initial purchase, Hill-Rom, as an Originator, shall contribute Receivables to Buyer as a capital contribution in the amount set forth in a written notice on the date thereof from Hill-Rom to Buyer and Administrative Agent.

(c)          Buyer shall pay the related Originator the Purchase Price with respect to each non-contributed Receivable and the Related Assets, created or acquired by such Originator on the date of purchase thereof as set forth above by transfer of funds, to the extent that Buyer has funds available for that purpose after satisfying Buyer’s obligations under the Loan and Security Agreement.

(d)          In the case of Hill-Rom, as an Originator, to the extent Buyer does not have funds available to pay the Purchase Price due on any day in cash, Hill-Rom, as an Originator, shall treat Hill-Rom Receivables and Related Assets allocable to any Deferred Payment to have been transferred by Hill-Rom to Buyer as a capital contribution, in return for an increase in the value of the equity interest in Buyer held by Hill-Rom.

(e)          In the case of any Originator other than Hill-Rom, to the extent Buyer does not have funds available to pay the Purchase Price due on any day in cash, Buyer shall execute and deliver in the form attached to this Agreement as Exhibit 2.3(e), a subordinated promissory note (each, a “Subordinated Note”) in a principal amount equal to such Deferred Payment and payable to such Originator, or shall increase the principal amount of any outstanding Subordinated Note payable to such Originator by the principal amount of such Deferred Payment; provided, that the aggregate principal amount of the Subordinated Notes shall not at any time exceed or be permitted to exceed the maximum amount of the Subordinated Notes that could be owed without rendering Borrower’s Net Worth less than the Required Capital Amount.  Each Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

(f)          In addition to contributions of Receivables and Related Assets by Hill-Rom to Buyer hereunder, Hill-Rom may also, at its option in its sole discretion, contribute cash to Buyer in return for an increase in the value of the equity interest in Buyer held by Hill-Rom. Servicer shall evidence Hill-Rom’s election to treat all or any portion of a Deferred Payment as a capital contribution by recording it as such on the books and records of Buyer as maintained by the Servicer, and no further notice or acceptance of any such contribution shall be necessary.  Hill-Rom, Servicer and Buyer shall each record on its respective books and records any capital contribution made by Hill-Rom to Buyer promptly following its occurrence.

SECTION 2.4          No Recourse or Assumption of Obligations.  Except as specifically provided in this Agreement, the sale or contribution, as applicable, of Receivables and Related Assets under this Agreement shall be without recourse to any Originator.  Each Originator and Buyer intend the transactions hereunder to constitute absolute and irrevocable true sales or valid contributions of Receivables and the Related Assets by each Originator to Buyer, providing Buyer with the full risks and benefits of ownership of the Receivables and Related Assets (such that the Receivables and the Related Assets would not be property of any Originator’s estate in the event of such Originator’s bankruptcy).

None of Buyer, Administrative Agent, the Credit Parties or the other Affected Persons shall have any obligation or liability under any Receivables or Related Assets, nor shall Buyer, Administrative Agent, any Credit Party or the other Affected Persons have any obligation or liability to any Obligor or other customer or client of any Originator (including any obligation to perform any of the obligations of any Originator under any Receivables or Related Assets) or to Servicer.

ARTICLE III

 ADMINISTRATION AND COLLECTION

SECTION 3.1          Hill-Rom to Act as Servicer; Contracts.  (a)  Hill-Rom shall be responsible for the servicing, administration and collection of the Receivables and the Related Assets for the benefit of Buyer and for the benefit of Administrative Agent (as Buyer’s assignee) on behalf of the Credit Parties, all on the terms set out in (and subject to any rights to terminate Hill-Rom as Servicer and appoint a successor Servicer pursuant to) the Loan and Security Agreement.

(b)          Each Originator shall reasonably cooperate with Buyer and Servicer in collecting amounts due from Obligors in respect of the Receivables.

(c)          Buyer and each Originator hereby grant to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take or cause to be taken in the name of Buyer or such Originator, as the case may be, any and all steps which are necessary or advisable to endorse, negotiate, enforce, or otherwise realize on any checks, instruments or other proceeds of the Receivables or other right of any kind held or transmitted by Buyer or such Originator or transmitted or received by Buyer (whether or not from such Originator) or such Originator in connection with any Receivable and any Related Assets (including under the related Records).

(d)          Each Originator hereby grants to Buyer and to Administrative Agent, as assignee of Buyer, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take or cause to be taken in the name of Buyer or such Originator, as the case may be, any and all steps which are necessary or advisable to endorse, negotiate, enforce, or otherwise realize on any checks, instruments or other proceeds of the Receivables or other right of any kind held or transmitted by Buyer or such Originator or transmitted or received by Buyer (whether or not from such Originator) or such Originator in connection with any Receivable and any Related Assets (including under the related Records).  Notwithstanding the foregoing, the Administrative Agent shall not exercise such power of attorney unless an Event of Default has occurred and is continuing.

(e)          Each Originator shall perform all of its obligations under the Records to the same extent as if the Receivables had not been sold or contributed, as applicable, hereunder and the exercise by each of Buyer, Servicer, Administrative Agent or any of their respective designees of its rights hereunder or under the Loan and Security Agreement shall not relieve such Originator from such obligations.

SECTION 3.2          Deemed Collections.  (a)  If on any day:

(i)          the Unpaid Balance of any Receivable originated by any Originator is: (A) reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by any Originator or any Affiliate of any Originator, or any setoff, counterclaim or dispute between any Originator or any Affiliate of any Originator, and an Obligor, (B) less than the amount included in calculating the Net Pool Balance for purposes of any Information Package (for any reason other than such Receivable becoming a Defaulted Receivable or due to the application of Collections received with respect to such Receivable), or (C) extended, amended or otherwise modified or waived or any payment term or condition of any related Contract is amended, modified or waived (except as expressly permitted under Section 9.02(a) of the Loan and Security Agreement); or

(ii)          any of the representations or warranties of any Originator set forth in Section 4.2(a), (c), (l) or (r) were untrue when made with respect to any Receivable  originated by such Originator or are no longer true with respect to any Receivable originated by such Originator, in each case, as determined by the Administrative Agent;

then, on such day, such Originator shall be deemed to have received a Collection of such Receivable:

(1)          in the case of clauses (i)(A) or (B) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance (as determined immediately prior to the applicable event) and the amount included in respect of such Receivable in calculating such Net Pool Balance or, in the case of clause (i)(C) above, in the amount that such extension, amendment, modification or waiver affects the Unpaid Balance of the related Receivable in the sole determination of Buyer or the Administrative Agent, as its assignee; or

(2)          in the case of clause (ii) above, in the amount of the entire Unpaid Balance of the relevant Receivable (as determined immediately prior to the applicable event) with respect to which such representations or warranties of any Originator are or were untrue.

Collections deemed received by any Originator under this Section 3.2(a) are herein referred to as “Deemed Collections”.

(b)          Any Originator that is deemed to receive Deemed Collections shall transfer to a Lock-Box Account immediately available funds in the amount of such Deemed Collections immediately following the event giving rise to such Deemed Collections; provided that so long as after giving effect to such event or condition each of (i) no Borrowing Base Deficit exists, (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing, (iii) the Termination Date has not occurred and (iv) the Purchase and Sale Termination Date has not occurred, then such payment of Deemed Collections shall not be required to be paid by the Buyer.

SECTION 3.3          Actions Evidencing Purchases.  (a)  On or prior to the Closing Date, each Originator (or Servicer, on behalf of such Originator) shall mark its records evidencing Receivables and Contracts in a form reasonably acceptable to Buyer, evidencing that the Receivables originated by such Originator have been transferred in accordance with this Agreement, and none of the Originators or Servicer shall change or remove such mark without the consent of Buyer and the Administrative Agent, as its assignee.  In addition, each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that Buyer or the Administrative Agent, as its assignee, may reasonably request in order to perfect, protect or more fully evidence the purchases, sales and contributions hereunder, or to enable Buyer or the Administrative Agent, as its assignee, to exercise or enforce any of their respective rights with respect to the Receivables and the Related Assets.  Without limiting the generality of the foregoing, each Originator will upon the request of Buyer or its designee:  (i) authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect the interests of Buyer and the Administrative Agent, as its assignee, in the Receivables originated by such Originator and the Related Assets; and (ii) if an Event of Default has occurred and is continuing, mark conspicuously each Contract evidencing each Receivable originated by such Originator with a legend, reasonably acceptable to Buyer and the Administrative Agent, as its assignee, evidencing that the related Receivables have been sold or contributed in accordance with this Agreement.

(b)          Each Originator hereby authorizes Buyer or its designee (i) to file in the name of such Originator one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables originated by such Originator and the Related Assets now existing or hereafter arising and (ii) to the extent permitted by the Loan and Security Agreement, to notify Obligors of the assignment of the Receivables originated by such Originator and the Related Assets.

(c)          Without limiting the generality of Section 3.3(a), each Originator shall: authorize and deliver and file or cause to be filed appropriate continuation statements, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statements filed in connection with the Closing Date or any other financing statement filed pursuant to this Agreement, if the Final Payout Date shall not have occurred.

SECTION 3.4          Application of Collections.  Any payment by an Obligor in respect of any indebtedness owed by it shall be applied as specified in writing or otherwise by such Obligor or as required by Applicable Law or by the underlying Contract.  If the manner of application of any such payment is not specified by the related Obligor and is not required by Applicable Law or by the underlying Contract, such payment shall, unless Buyer instructs otherwise, be applied: first, as a Collection of any Receivable or Receivables then outstanding of such Obligor, with such Receivables being paid in the order of the oldest first, and, second, to any other indebtedness of such Obligor.

ARTICLE IV

 REPRESENTATIONS AND WARRANTIES

SECTION 4.1          Mutual Representations and Warranties.  Each Originator represents and warrants to Buyer, and Buyer represents and warrants to each Originator, as of the date hereof and as of each date on which a purchase and sale or contribution, as applicable, is made hereunder, as follows:

(a)          Organization and Good Standing.  It has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the Applicable Laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, except to the extent that the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect.

(b)          Due Qualification.  It is duly qualified to do business as a foreign organization in good standing and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not reasonably be expected to have a Material Adverse Effect.

(c)          Power and Authority; Due Authorization.  It (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents (and Joinder Agreement, if applicable) to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Documents to which it is a party, (C) with respect to Hill-Rom, sell, assign or contribute the Receivables and the Related Assets to Buyer on the terms and conditions herein provided, (D) with respect to each Originator other than Hill-Rom, sell or assign the Receivables and the Related Assets to Buyer on the terms and conditions herein provided and (E) with respect to Buyer, purchase, acquire and own the Receivables and the Related Assets on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate or limited liability company action, as applicable, the execution, delivery and performance of this Agreement and the other Transaction Documents (and Joinder Agreement, if applicable) to which it is a party.

(d)          Binding Obligations.  This Agreement constitutes, and each other Transaction Document (and Joinder Agreement, if applicable) to be signed by it when duly executed and delivered by it will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and implied covenants of good faith and fair dealing.

(e)          No Violation.  The consummation of the transactions contemplated by this Agreement and the other Transaction Documents (and Joinder Agreement, if applicable) and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its articles or certificate of incorporation, by‑laws, certificate of formation or limited liability company agreement, as applicable, or (B) any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound if, with respect to an Originator only, such conflict, breach or default could reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents or otherwise permitted by this Agreement or the other Transaction Documents, or (iii) violate any Applicable Law applicable to it or any of its properties if such violation of Applicable Law could reasonably be expected to have a Material Adverse Effect.

(f)          Bulk Sales Act.  No transaction contemplated hereby requires compliance by it with any bulk sales act or similar Applicable Law.

(g)          No Proceedings.  There are no actions, suits, proceedings, claims, disputes, or investigations pending, or to its knowledge threatened, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document (or Joinder Agreement, if applicable) to which it is a party, (ii) seeking to prevent the sale, assignment or contribution, as applicable, of any Receivables and Related Assets or the consummation of the purposes of this Agreement or of any of the other Transaction Documents (or Joinder Agreement, if applicable) to which it is a party, or (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect.

(h)          Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document (or Joinder Agreement, if applicable) to which it is a party, except for (i) the filing of the UCC financing statements referred to in Article VI of the Loan and Security Agreement, all of which, at the time required in Article VI of the Loan and Security Agreement, shall have been duly filed and shall be in full force and effect, (ii) those that have been made or obtained and are in full force and effect, (iii) those that are not currently required, or (iv) as could not reasonably be expected to have a Material Adverse Effect.

(i)          Litigation.  No injunction, decree or other decision has been issued or made by any Governmental Authority against it or its properties that prevents, and no threat by any Person has been made to attempt to obtain any such decision against it or its properties, and there are no actions, suits, litigation or proceedings pending or threatened against it or its properties in or before any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect or would prevent it, in each case, in any material respect, from conducting its business operations relating to the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents.

(j)          Ordinary Course of Business.  Each remittance of Collections on the Receivables transferred by such Originator to Buyer under this Agreement or pursuant to the other Transaction Documents will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of such Originator and the Buyer.

SECTION 4.2          Additional Representations and Warranties of Each Originator.  Each Originator represents and warrants to Buyer as of the date hereof and as of each date on which a purchase and sale or contribution, as applicable, is made hereunder, as follows:

(a)          Valid Sale.  This Agreement constitutes an absolute and irrevocable valid sale, transfer and assignment or contribution, as applicable, of the Receivables originated by such Originator and the Related Assets to Buyer free and clear of any Adverse Claim, or alternatively the granting of a valid security interest in the Receivables originated by such Originator and the Related Assets to Buyer free and clear of any Adverse Claim.

(b)          Use of Proceeds.  The use of all funds obtained by such Originator under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Federal Reserve Board.

(c)          Quality of Title.  Prior to its sale or contribution to Buyer hereunder, each Receivable originated by such Originator, together with the Related Assets, is owned by it free and clear of any Adverse Claim other than Permitted Liens; when Buyer purchases or acquires by contribution such Receivable and Related Assets and all Collections and proceeds if any of the foregoing, Buyer shall have acquired legal and equitable title to such Receivable, for fair consideration and reasonably equivalent value, free and clear of any Adverse Claim other than Permitted Liens; and no financing statement or other instrument similar in effect covering any Receivable, any interest therein, and the Related Assets is on file in any recording office, except such as may be filed (i) in favor of Buyer in accordance with any Transaction Document (and assigned to Administrative Agent) or (ii) in favor of Administrative Agent in accordance with the Loan and Security Agreement or any Transaction Document.

(d)          Accurate Reports.  No Information Package or any other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of such Originator or any of its Affiliates to Buyer, Administrative Agent or any other Secured Party in connection with this Agreement or any other Transaction Document:  (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished; or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that, with respect to projected financial information and information of a general economic or industry specific nature, each Originator represents only that such information has been prepared in good faith based on assumptions believed by such Originator to be reasonable at the time such information was delivered.

(e)          UCC Details.  (i) Such Originator’s true legal name as registered in the sole jurisdiction in which it is organized, the jurisdiction of such organization, its organizational identification number, if any, as designated by the jurisdiction of its organization, its federal employer identification number, if any, and (ii) the location of its chief executive office and principal place of business are specified in Annex 1 and the offices where such Originator keeps all its Records are specified in Annex 1 (or at such other locations, notified to Administrative Agent and Buyer in accordance with Section 7.01(m) or 8.01(f) of the Loan and Security Agreement), in jurisdictions where all actions required under Section 9.06 of the Loan and Security Agreement has been taken and completed.  Except as described in Annex 1, such Originator has no, and has never had any, trade names, fictitious names, assumed names or “doing business as” names and such Originator has never changed the location of its chief executive office or its true legal name, identity or corporate structure.  Each Originator is organized only in a single jurisdiction.

(f)          Lock-Box Accounts.  The names and addresses of all of the Lock‑Box Banks, together with the account numbers of the Lock‑Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Loan and Security Agreement (or have been notified to and approved by the Administrative Agent in accordance with Section 8.03(d) of the Loan and Security Agreement).

(g)          [Reserved].

(h)          Tax Status.  Such Originator (i) has timely filed all material tax returns required to be filed by it and (ii) has paid or caused to be paid all material taxes, assessments and other governmental charges, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(i)          Servicing Programs.  No license or approval is required for Servicer or Buyer’s use of any software or other computer program used by such Originator in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

(j)          Credit and Collection Policies.  Such Originator has complied with its Credit and Collection Policies in all material respects, and such policies have not changed since the Closing Date, except in accordance with Section 5.3(g).

(k)          Compliance with Applicable Law.  Such Originator has complied with all Applicable Law, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

(l)          Eligible Receivables.  Each Receivable was an Eligible Receivable on the date of any sale or contribution hereunder, unless otherwise specified in the first Information Package that includes such Receivable.

(m)          Adverse Change.  (i) Since December 31, 2016, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Event.

(n)          Financial Information.  All financial statements of the Parent and its consolidated Subsidiaries delivered in connection with this Agreement or any other Transaction Document were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries and their results of operations as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments).  Since December 31, 2016, there has been no change in the business, property, operations or financial condition of the Parent and its Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.

(o)          Investment Company Act.  Such Originator is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (to each such term, as defined in) the Investment Company Act.

(p)          ERISA.  Except as would not reasonably be expected to result in a Material Adverse Effect, such Originator and its respective ERISA Affiliates (i) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan; (ii) are in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each Pension Plan; (iii) have not incurred any liability to the PBGC or to any Pension Plan under Title IV of ERISA, other than a liability to the PBGC for premiums under Section 4007 of ERISA already paid or not yet due; (iv) have not incurred any liability to the PBGC or to any Pension Plan under Title IV of ERISA with respect to a plan termination under Section 4041 of ERISA; and (v) have not incurred any Withdrawal Liability to a Multiemployer Plan.  No steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities under Title IV of ERISA.

(q)          No Event of Default.  No Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from the sale, transfer and assignment or contribution of the Receivables originated by such Originator.

(r)          No Fraudulent Conveyance.  No sale or contribution hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

(s)          Solvent.  Such Originator is Solvent.

(t)          Reliance on Separate Legal Identity.  Each Originator hereby acknowledges that the Secured Parties, the Group Agents and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon such Originator’s identity as a legal entity separate from the Buyer.

(u)          Policies and Procedures.  Policies and procedures have been implemented and maintained by or on behalf of such Originator that are designed to achieve compliance by such Originator and its Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and such Originator and its Subsidiaries and, to the knowledge of each Originator, their respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws and Anti-Terrorism Laws in all material respects and with applicable Sanctions.

(v)          Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.  (i) None of such Originator or any of its Subsidiaries or, to the knowledge of such Originator, any of its directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (ii) none of such Originator or any of its Subsidiaries is organized or resident in a Sanctioned Country and (iii) such Originator has not violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws or Anti-Terrorism Laws in any material respect or of any Sanctions.

(w)          Proceeds.  No sale or contribution of Receivables or use of proceeds thereof by such Originator in any manner will violate Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.

(x)          Opinions.  The facts regarding such Originator, the Receivables, the Related Assets, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each of the true sale and non-consolidation opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

ARTICLE V

 GENERAL COVENANTS

SECTION 5.1          Mutual Covenants.  At all times prior to the Final Payout Date, Buyer and each Originator shall:

(a)          Compliance with Applicable Laws, Etc.  Comply in all material respects with all Applicable Laws with respect to it, the Receivables and each of the related Contracts.

(b)          Preservation of Existence.  Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign organization in each jurisdiction except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(c)          Separateness.  (i) To the extent applicable to it, observe the applicable legal requirements for the recognition of Buyer as a legal entity separate and apart from Hill-Rom and any Affiliate of Hill-Rom, including complying with (and causing to be true and correct) each of the facts and assumptions contained in the legal opinions of counsel delivered in connection with this Agreement and the other Transaction Documents regarding “true” sale and “substantive consolidation” matters (and any later bring-downs or replacements of such opinions), and (ii) not take any actions inconsistent with the terms of Section 8.08 of the Loan and Security Agreement or Buyer’s limited liability company agreement.

The Parent may issue consolidated financial statements that include Buyer, but such financial statements shall contain a footnote to the effect that the Receivables and Related Assets of Buyer are not available to creditors of the Parent.  If any Originator provides Records relating to Receivables to any creditor of such Originator, such Originator shall also provide to such creditor a notice indicating that (A) such Receivables have been conveyed to the Buyer and sold to the Administrative Agent in accordance with the Transaction Documents and (B) the Collections relating to such Receivables are held in trust pursuant to Section 4.01 of the Loan and Security Agreement.  Each Originator shall cause its financial statements to disclose the separateness of Buyer and that the Receivables originated by such Originator are owned by Buyer and are not available to creditors of such Originator or of its Affiliates.

SECTION 5.2          Additional Covenants of Each Originator.  At all times prior to the Final Payout Date, each Originator shall:

(a)          Inspections.  (i) From time to time, upon reasonable notice from Buyer or Administrative Agent, as applicable, and during regular business hours, permit Buyer, Administrative Agent, each Group Agent, Liquidity Agent, any Program Support Provider and any of their respective agents, regulators or representatives including certified public accountants or other auditors or consultants acceptable to Administrative Agent, such Group Agent, Liquidity Agent, any Program Support Provider or Buyer, as applicable (at the sole cost and expense of such Originator), (A) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator or its Affiliates or agents, and (B) to visit the offices and properties of such Originator or its agents or Affiliates for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Receivables originated by such Originator or such Originator’s performance hereunder with any of the officers or employees of such Originator or its Affiliates having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time on request of the Administrative Agent or the Buyer with reasonable notice and during reasonable business hours, permit certified public accountants or other consultants or auditors acceptable to Administrative Agent to conduct, at such Originator’s expense, a review of Originator’s books and records relating to Pool Receivables; provided that, unless an Event of Default shall have occurred and be continuing at the time any such audit/inspection is requested, such Originator shall only be required to reimburse any Person for costs and expenses related to one such audit/inspections during any calendar year and all such Persons shall conduct such audit/inspection at the same time (excluding any audits/inspections requested by Buyer).

(b)          Keeping of Records and Books of Account; Delivery.  Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including an ability to recreate records evidencing the Receivables and Related Assets in the event of the destruction of the originals thereof, backing up on at least a daily basis on a separate backup computer from which electronic file copies can be readily produced and distributed to third parties being agreed to suffice for this purpose), and keep and maintain, or cause to be kept and maintained (or transferred to Servicer), all documents, books, records and other information necessary or advisable for the collection of all Receivables and Related Assets (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable received, made or otherwise processed on that day).  At any time during the continuation of an Event of Default, upon request of Administrative Agent or Buyer, deliver the originals of all Contracts to Administrative Agent or its designee, together with electronic and other files applicable thereto, and other Records necessary to enforce the related Receivable against any Obligor thereof.

(c)          Performance and Compliance with Receivables and Contracts.  At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts and the Receivables, unless such Originator or Servicer makes a Deemed Collection in respect of  the entire Unpaid Balance thereof in accordance with Section 3.2.

(d)          Location of Records.  Keep its principal place of business and chief executive office, and the offices where it keeps its Records (and all original documents relating thereto), at the address(es) of such Originator referred to in Annex 1 or, upon ten (10) days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 9.06 of the Loan and Security Agreement shall have been taken and completed.

(e)          Credit and Collection Policies.  Comply in all material respects with its Credit and Collection Policy in regard to each Receivable originated by such Originator and the Related Assets and not agree to any material changes thereto except as expressly permitted hereunder and under Sections 8.03(c) and 8.06(c) of the Loan and Security Agreement.

(f)          Collections.  Instruct all Obligors to cause all Collections of Receivables and Related Assets to be deposited (i) directly in a Lock-Box Account covered by a Lock-Box Agreement or (ii) solely with respect to Medicare/Medicaid Receivables, directly to the Subject Account. Such Originator shall at all times on and after the Subject Medicare/Medicaid Date maintain or cause to be maintained standing instructions in full force and effect with the Subject Account Bank to sweep all available funds in the Subject Account to a Lock-Box Account on each Business Day.  In the event such Originator, the Servicer or any of their respective Affiliates receives any funds constituting Collections, they will deposit such Collections in a Lock-Box Account covered by an effective Lock-Box Agreement within two (2) Business Days of such receipt thereof.  In the event that any funds other than Collections are deposited into any Lock-Box Account or the Subject Account, the Buyer (or the Servicer on its behalf) shall within two (2) Business Days of receipt thereof identify and transfer such funds to the appropriate Person entitled to such funds.  The Buyer shall at all times maintain or cause to be maintained such documents, books, records and other information necessary or advisable to (i) on a daily basis identify Collections of Receivables received from time to time and (ii) segregate, within two (2) Business Days of receipt thereof, Collections of Receivables from property of the Servicer, the Originators and their respective Affiliates other than the Borrower.

(g)          Agreed Upon Procedures.  Cooperate with Servicer and the designated accountants or consultants for each annual agreed upon procedures report required pursuant to Sections 8.02(f) and 8.05(g) of the Loan and Security Agreement.

(h)          Frequency of Billing.  Prepare and deliver (or cause to be prepared and delivered) invoices with respect to each Receivable originated by such Originator in accordance with its Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Receivable.

(i)          Federal Assignment of Claims Act.  If reasonably requested by the Administrative Agent, prepare and make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law) with respect to Receivables from Obligors that are Governmental Authorities, that are necessary or desirable in order for the Administrative Agent to enforce such Receivable against the Obligor thereof.

(j)          Insurance.  Keep its insurable properties insured at all times by financially sound and responsible insurers; maintain insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses in the same geographic area; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by Applicable Law.

(k)          Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.  Ensure that policies and procedures are maintained and enforced by or on behalf of such Originator that are designed to promote and achieve compliance by such Originator and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

SECTION 5.3          Reporting Requirements.  From the date hereof until the Final Payout Date, each Originator will furnish (or cause to be furnished) to Buyer and to Administrative Agent each of the following:

(a)          [Reserved].

(b)          Financial Statements and Other Information.

(i)          within 55 days after the close of each of the first three quarterly periods of each fiscal year of the Parent, the quarterly financial statements described in Section 8.05(a)(i) of the Loan and Security Agreement and (ii) within 100 days after the close of each fiscal year of the Parent, the annual financial statements described in Section 8.05(a)(ii) of the Loan and Security Agreement; and

(ii)          promptly following a request therefor, any documentation or other information (including with respect to any Hill-Rom Party) that Buyer, Administrative Agent or any Credit Party reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti money laundering rules and regulations, including the PATRIOT Act.

(c)          ERISA.  (i) Promptly after the filing or receiving thereof, copies of (I) all reports and notices with respect to any Reportable Event with respect to any Pension Plan, which any Hill-Rom Party or any of their respective ERISA Affiliates files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which any Hill-Rom Party or any of their respective ERISA Affiliates receives from the Internal Revenue Service, the PBGC or the U.S. Department of Labor, and (II) all reports and documents which it files under any other applicable pension benefits legislation that relate to matters concerning, or that would or could reasonably be expected to affect, the Receivables (including the value, the validity, the collectability, or the enforceability thereof), the transactions contemplated by the Transaction Documents, or the performance of such Originator (or any of its Affiliates), or the ability of such Originator (or any of its Affiliates) to perform, thereunder.

(ii)          Promptly after such Originator becomes aware of the occurrence of any of the events listed in clauses (I) through (V) below, a notice indicating that such event has occurred:

(I)          the Secretary of the Treasury issues a notice to such Originator that a Pension Plan has ceased to be a plan described in Section 4021(a)(2) of Title IV of ERISA or when the Secretary of Labor determines that any such plan is not in compliance with Title I of ERISA;

(II)          the Secretary of the Treasury determines that there has been a termination or a partial termination within the meaning of Section 411(d)(3) of the Code or any Pension Plan or there has been a termination of any Pension Plan under Section 4041 of ERISA;

(III)          any Pension Plan fails to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA;

(IV)          any Pension Plan is unable to pay benefits thereunder when due; or

(V)          such Originator or any of its ERISA Affiliates liquidates in a case under the Bankruptcy Code, or under any similar law as now or hereafter in effect.

(d)          Events of Default.  Notice of the occurrence of any Event of Default, Unmatured Event of Default, or termination of any sale or contribution of Receivables under this Agreement, accompanied by a written statement of a Financial Officer of such Originator setting forth details of such event and the action that such Originator proposes to take with respect thereto, such notice to be provided promptly (but not later than two (2) Business Days) after such Originator obtains knowledge of any such event.

(e)          Servicing Programs.  If the Servicer is not Hill-Rom (or an Affiliate of Hill-Rom) or if any Event of Default has occurred and is continuing and a license or approval is required for Buyer or such successor Servicer’s use of any software or other computer program used by such Servicer in the servicing of the Receivables, then at the request of Buyer, the Administrative Agent or a successor servicer, each Originator, as applicable, shall at its own expense arrange for Buyer and such successor Servicer to receive any such required license or approval.

(f)          Litigation.  Promptly, and in any event within five (5) Business Days after such Originator obtains knowledge thereof, notice of (i) any litigation, investigation or proceeding (including a contingency thereof) initiated against such Originator and (ii) any development in litigation previously disclosed by it, in each case, that could reasonably be expected to have a Material Adverse Effect.

(g)          Change in Credit and Collection Policies or Business.  At least thirty (30) days prior to (i) the effectiveness of any material change in or material amendment to such Originator’s Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to materially and adversely affect the collectability of the Receivables or materially decrease the credit quality of any newly created Receivables or otherwise make any material change thereto, requesting Buyer’s, Administrative Agent’s and Majority Group Agent’s consent thereto and (ii) any change in the character of such Originator’s business that has or could reasonably be expected to materially and adversely affect the ability of such Originator to perform its obligations hereunder or that would prevent such Originator from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents, a written notice indicating such change and requesting Buyer’s, Administrative Agent’s and Majority Group Agent’s consent thereto.

(h)          Other Information.  Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of such Originator as Administrative Agent or Buyer may from time to time reasonably request in order to protect the interests of Buyer, Administrative Agent or any Credit Party under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority.

SECTION 5.4          Negative Covenants of Each Originator.  From the date hereof until the Final Payout Date, each Originator shall not, without the prior written consent of Administrative Agent and Buyer, do or permit to occur any act or circumstance which it has covenanted not to do or permit to occur in any other Transaction Document to which it is a party in any capacity, or:

(a)          Sales, Adverse Claims, Etc.  Except as otherwise expressly provided herein or in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Liens) upon or with respect to (i) any Receivable originated by such Originator or any Related Asset or any interest therein, or any Lock‑Box Account or Subject Account to which any Collections of any of the foregoing are sent, or any right to receive income or proceeds (other than the purchase price paid to such Originator hereunder or any proceeds of Collections remitted to such Originator hereunder to the extent such Originator owes no other amounts hereunder) from or in respect of any of the foregoing or (ii) with respect to Hill-Rom, prior to the Final Payout Date, its equity interest in Buyer, if any.

(b)          Extension or Amendment of Receivables.  Except as permitted under Section 9.02(a) of the Loan and Security Agreement, extend, amend or otherwise modify the payment terms of any Receivable originated by such Originator or amend, modify or waive any payment term or condition of any related Contract, in each case unless a corresponding Deemed Collection occurs in respect of such Receivable, in full, in connection therewith.

(c)          Change in Credit and Collection Policies or Business.  (i) Make or consent to any change in, or waive any of the provisions of, the Credit and Collection Policies that would be reasonably likely to materially and adversely affect the collectability of the Receivables or materially decrease the credit quality of any newly created Receivables or otherwise make any material change thereto, in each case, without the prior written consent of the Buyer and Administrative Agent, or (ii) make any change in the character of such Originator’s business that has or could reasonably be expected to materially and adversely affect the ability of such Originator to perform its obligations hereunder or that would prevent such Originator from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents, without the prior written consent of Buyer and Administrative Agent.

(d)          Change in Lock-Box Banks.  (i) Add any bank or lock-box account not listed on Schedule II to the Loan and Security Agreement (or solely with respect to Medicare/Medicaid Receivables, Schedule IV to the Loan and Security Agreement) as a Lock-Box Bank or Lock-Box Account unless Administrative Agent shall have previously approved and received duly executed copies of all Lock-Box Agreements and/or amendments thereto covering each such new bank and lock-box account, (ii) terminate any Lock-Box Bank, Lock-Box Agreement or related Lock-Box Account without the prior written consent of Administrative Agent and, in each case, only if all of the payments from Obligors that were being sent to such Lock-Box Bank or Lock-Box Account will, upon termination of such Lock-Box Bank or Lock-Box Account and at all times thereafter, be deposited in a Lock-Box Account with another Lock-Box Bank covered by a Lock-Box Agreement; provided, further that the Subject Account may not be terminated without the prior written consent of the Administrative Agent or (iii) amend, supplement or otherwise modify any Lock-Box Agreement without the prior written consent of Buyer and Administrative Agent.

(e)          Mergers, Sales, Etc.  Unless an Originator is the surviving or continuing entity, and no Change of Control shall result, consolidate or merge with or into any other Person (other than another Originator) or sell, lease or transfer all or substantially all of its property and assets (other than another Originator), or agree to do any of the foregoing, unless (i) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result immediately after giving effect thereto, (ii) such Originator shall have given Buyer and Administrative Agent not less than ten (10) Business Days’ prior written notice thereof, (iii) if such Originator is not the surviving corporation or if such Originator sells, leases or transfers all or substantially all of its property and assets, the surviving corporation or the Person purchasing or being leased the assets is a Subsidiary of Performance Guarantor and agrees to be bound by the terms and provisions of the Transaction Documents applicable to such Originator hereunder, (iv) no Change in Control shall result, (v) Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to Administrative Agent, that its obligations under the Performance Guaranty shall apply to the surviving entity, (vi) Administrative Agent and Buyer have consented thereto in writing, such consent not to be unreasonably withheld and (vii) Administrative Agent receives such additional certifications, documents, instruments, agreements and opinions of counsel as it shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements.

(f)          Deposits to Accounts.  (i) Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collection or proceeds thereof to any account or lock-box account (or related lock-box, if applicable) other than a Lock-Box Account covered by a Lock-Box Agreement (or solely with respect to Medicare/Medicaid Receivables, to the Subject Account) or (ii) permit funds other than Collections to be deposited into any Lock-Box Account or Subject Account.

(g)          Change in Organization, Etc.  Change its jurisdiction of organization or its name, identity or corporate organization structure or make any other change such that any financing statement filed or other action taken to perfect Buyer’s or Administrative Agent’s interests hereunder and under the Loan and Security Agreement, as applicable, would become seriously misleading or would otherwise be rendered ineffective, unless (i) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result immediately after giving effect thereto, (ii) such Originator shall have given Buyer and Administrative Agent not less than ten (10) Business Days’ prior written notice of such change and shall have cured such circumstances, (iii) no Change in Control shall result, (iv) Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to Administrative Agent, that its obligations under the Performance Guaranty shall apply to the new entity, (v) Administrative Agent and Buyer have consented thereto in writing, such consent not to be unreasonably withheld and (vi) Administrative Agent and Buyer have received such certificates, documents, instruments, agreements and opinions of counsel as they shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements.  Each Originator shall at all times maintain its jurisdiction of organization and its chief executive office within a jurisdiction in the United States of America in which Article 9 of the UCC is in effect.

(h)          Actions Impairing Quality of Title.  Take any action that could cause any Receivable, together with the Related Assets, not to be owned by it free and clear of any Adverse Claim, other than Permitted Liens; or take any action that could reasonably be expected to cause Administrative Agent not to have a valid ownership interest or first priority perfected security interest in the Receivables originated by such Originator and, to the extent such security interest can be perfected by filing a financing statement or the execution of an account control agreement, any Related Assets (or any portion thereof) and all cash proceeds of any of the foregoing, in each case, free and clear of any Adverse Claim other than Permitted Liens; or suffer the existence of any financing statement or other instrument similar in effect covering any Receivable originated by such Originator or any Related Asset on file in any recording office except such as may be filed (i) in favor of Buyer in accordance with any Transaction Document or (ii) in favor of Administrative Agent in accordance with this Agreement or any Transaction Document, or take any action that could reasonably be expected to cause Administrative Agent not to have a valid first priority perfected security interest in each Lock-Box Account and all amounts or instruments on deposit or credited therein from time to time.

(i)          Buyer’s Tax Status.  Take or cause any action to be taken that could result in the Buyer becoming treated other than as a disregarded entity within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded as separate from a United States person within the meaning of Section 7701(a)(30) of the Code for U.S. federal income tax purposes without the consent of the Administrative Agent.

(j)          Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.  Use or permit its Subsidiaries or its or their respective directors, officers, employees or agents to use, the proceeds of any sale or contribution of Receivables originated by such Originator (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Affected Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

ARTICLE VI

 TERMINATION OF PURCHASES

SECTION 6.1          Voluntary Termination.  Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the sale and contribution of Receivables and Related Assets pursuant to this Agreement may be terminated by the Buyer, with the prior written consent of the Administrative Agent, at any time when the Aggregate Capital is equal to zero.

SECTION 6.2          Automatic Termination.  The sale by any Originator or contribution by Hill-Rom, as applicable, of Receivables and Related Assets pursuant to this Agreement shall automatically terminate if an Event of Bankruptcy shall have occurred and remain continuing with respect to such Originator or Buyer.

ARTICLE VII

 INDEMNIFICATION

SECTION 7.1          Each Originator’s Indemnity.  (a)  General Indemnity.  Without limiting any other rights which any such Person may have hereunder or under Applicable Law, but subject to Sections 7.1(b) and 8.6, each Originator, jointly and severally, hereby agrees to indemnify and hold harmless Buyer, Buyer’s Affiliates and all of their respective successors, transferees, participants and assigns, all Persons referred to in Section 8.4 hereof, and all officers, members, managers, directors, shareholders, officers, employees and agents of any of the foregoing (each an “Originator Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses (including all filing fees), including reasonable Attorney Costs, and reasonable consultants’ and accountants’ fees and disbursements, but excluding Taxes (except to the extent provided in clauses (xvi) and (xx) below) (all of the foregoing being collectively referred to as “Originator Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with the Transaction Documents, any of the transactions contemplated thereby, or the ownership, maintenance or purchasing of the Receivables or in respect of or related to any Receivable or Related Assets or otherwise arising out of or relating to or in connection with the actions or inactions of Buyer, Performance Guarantor, such Originator or any Affiliate of any of them; provided, however, notwithstanding anything to the contrary in this Article VII, excluding Originator Indemnified Amounts solely to the extent (x) resulting from the gross negligence or willful misconduct on the part of such Originator Indemnified Party, as determined by a final non-appealable judgment by a court of competent jurisdiction, (y) resulting from a material breach of any Transaction Document on the part of such Originator Indemnified Party, as determined by a final non-appealable judgment by a court of competent jurisdiction, or (z) that constitute recourse with respect to a Receivable or the Related Assets by reason of an Event of Bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor. Without limiting the foregoing, each Originator, jointly and severally, shall indemnify, subject to the express limitations set forth in this Section 7.1, and hold harmless each Originator Indemnified Party for any and all Originator Indemnified Amounts arising out of, relating to or in connection with:

(i)          the transfer by such Originator of any interest in any Receivable other than the sale or contribution, as applicable, of any Receivable and Related Assets to Buyer pursuant to this Agreement and the grant of a security interest or ownership interest to Buyer pursuant to this Agreement or the subsequent assignment to the Administrative Agent;

(ii)          any representation, warranty or statement made or deemed made by such Originator (or any of its officers or Affiliates) under or in connection with this Agreement or any Transaction Document, any Information Package or any other information or report delivered by or on behalf of any Originator pursuant hereto, which shall have been untrue, false or incorrect when made or deemed made;

(iii)          the failure of such Originator to comply with the terms of any Transaction Document, the Federal Assignment of Claims Act or any other Applicable Law (including with respect to any Receivable or Related Assets transferred by such Originator) or the nonconformity of any such Receivable or Related Assets with any such Applicable Law;

(iv)          the lack of an enforceable ownership interest or a first priority perfected security interest in the Receivables (and all Related Assets) transferred by such Originator, or purported to be transferred by such Originator, to Buyer pursuant to this Agreement against all Persons (including any bankruptcy trustee or similar Person);

(v)          any attempt by any Person (including Buyer) to void the transfers by such Originator contemplated hereby under statutory provisions or common law or equitable action;

(vi)          the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Receivable and the other Related Assets in respect thereof, transferred by such Originator, or purported to be transferred by such Originator, to Buyer pursuant to this Agreement whether at the time of any purchase or acquisition, as applicable, or at any time thereafter;

(vii)         any dispute, claim, offset, defense, or other similar claim or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool transferred by such Originator, or purported to be transferred by such Originator, to Buyer pursuant to this Agreement (including a defense based on such Receivable or the Related Assets not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services, or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(viii)        any failure of such Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document

(ix)          any suit or claim related to the Receivables or Related Assets transferred by such Originator, or purported to be transferred by such Originator, to Buyer pursuant to this Agreement (including any products liability or environmental liability claim arising out of or in connection with merchandise or services that are the subject of any such  Receivable or Related Asset);

(x)           any products liability, environmental or other claim arising out of or in connection with any Receivable or Related Assets or other merchandise, goods or services which are the subject of or related to any Receivable or Related Assets;

(xi)          the ownership, delivery, non‑delivery, possession, design, construction, use, maintenance, transportation, performance (whether or not according to specifications), operation (including the failure to operate or faulty operation), condition, return, sale, repossession or other disposition or safety of any Related Assets (including claims for patent, trademark, or copyright infringement and claims for injury to persons or property, liability principles, or otherwise, and claims of breach of warranty, whether express or implied);

(xii)          any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any purchase hereunder or in respect of any Receivable or other Related Assets or any related Contract;

(xiii)          any failure of such Originator to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(xiv)          the failure by such Originator to notify any Obligor of the assignment pursuant to the terms hereof of any Receivable or Related Assets to Buyer (and subsequently, pursuant to the Loan and Security Agreement, to Administrative Agent for the benefit of Credit Parties) or the failure to require that all Collections of Receivables be deposited directly in a Lock-Box Account covered by a Lock-Box Agreement;

(xv)          the failure by such Originator to comply with the “bulk sales” or analogous Applicable Laws of any jurisdiction;

(xvi)          any Taxes imposed upon any Originator Indemnified Party or upon or with respect to the Receivables transferred by such Originator, or purported to be transferred by such Originator, to Buyer pursuant to this Agreement arising by reason of the purchase or ownership, contribution or sale of such Receivables (or of any interest therein) or Related Assets;

(xvii)         any failure of such Originator to perform any of its respective duties or obligations under any Contract related to any Receivable;

(xviii)        [Reserved.];

(xix)          [Reserved.];

(xx)          any loss arising, directly or indirectly, as a result of the failure by such Originator to timely collect and remit to the appropriate authority any sales or similar transfer type Taxes on or with respect to the Receivables or Related Assets (to the extent not duplicative of clause (xvi) above);

(xxi)          any commingling of any Collections by such Originator relating to the Receivables or Related Assets with any of its own funds or the funds of any other Person;

(xxii)          the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(xxiii)          any failure by such Originator to obtain consent from any Obligor prior to the assignment of any Receivable and Related Assets pursuant to the terms of this Agreement;

(xxiv)          any breach of any Contract as a result of the sale or contribution thereof or any Receivables related thereto pursuant to this Agreement;

(xxv)          any inability of such Originator or Buyer to assign any Receivable or Related Asset as contemplated under the Transaction Documents; or the violation or breach by such Originator of any confidentiality provision, or of any similar covenant of non‑disclosure, with respect to any Contract, or any other Originator Indemnified Amount with respect to or resulting from any such violation or breach; or

(xxvi)          any other amount paid or payable pursuant to Section 5.02 or 14.04 of the Loan and Security Agreement.

SECTION 7.2          Contribution.  If for any reason the indemnification provided above in this Article VII is unavailable to an Originator Indemnified Party or is insufficient to hold an Originator Indemnified Party harmless, then each Originator shall contribute to the amount paid or payable by such Originator Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Originator Indemnified Party on the one hand and such Originator on the other hand but also the relative fault of such Originator Indemnified Party as well as any other relevant equitable considerations.

ARTICLE VIII

 MISCELLANEOUS

SECTION 8.1          Amendments, Etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Originator therefrom shall in any event be effective unless the same shall be in writing and signed by Buyer, Administrative Agent and (if an amendment) such Originator, and if such amendment or waiver affects the obligations of the Performance Guarantor, the Performance Guarantor consents in writing thereto, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No Originator may amend or otherwise modify any other Transaction Document executed by it without the written consent of Buyer and Administrative Agent, and if such amendment or waiver affects the obligations of the Performance Guarantor, the Performance Guarantor consents in writing thereto.

SECTION 8.2          No Waiver; Remedies.  No failure on the part of Buyer or any Originator Indemnified Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  If an Event of Default has occurred and is continuing, Buyer (or Administrative Agent as assignee of Buyer’s rights hereunder) shall have, in addition to all other rights and remedies under this Agreement, any other Transaction Document or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws (including all the rights and remedies of a secured party upon default under the UCC (including the right to sell any or all of the Receivables and Related Assets)).  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Applicable Law.  Each Originator hereby consents to and agrees to be bound by the specific remedies provisions of Section 9.03 and 9.04 of the Loan and Security Agreement as if they were set forth herein mutatis mutandis.  Without limiting the foregoing, BTMU, individually and as Administrative Agent, and each Credit Party and Group Agent, and any of their Affiliates (the “Set-off Parties”) are each hereby authorized by each of the parties hereto, at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by and other indebtedness at any time owing to any such Set-off Party to or for the credit to the account of such party, against all due but unpaid obligations of such party, now or hereafter existing under this Agreement or any other Transaction Document (other than in respect of any repayment of Aggregate Capital or Interest by Buyer pursuant to the Loan and Security Agreement), to any Affected Person, any Originator Indemnified Party or any other Affected Person; provided, that any Set-off Party shall notify such party prior to or concurrently with any such set off.

SECTION 8.3          Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be personally delivered or sent by express mail or courier or by certified mail, first class postage prepaid or by facsimile or e-mail, to the intended party at the address, facsimile number or email address of such party set forth in Annex 2 or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile or email, when sent; provided that if not sent during normal business hours for the recipient, shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

SECTION 8.4          Binding Effect; Assignment.  Each Originator acknowledges that institutions providing financing (by way of loans or purchases of Receivables or interests therein) pursuant to the Loan and Security Agreement may rely upon the terms of this Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also, to the extent provided herein, inure to the benefit of the parties to the Loan and Security Agreement.  Each Originator acknowledges that Buyer’s rights under this Agreement may be assigned to BTMU, a Committed Lender or a Conduit Lender under the Loan and Security Agreement, consents to such assignment and to the exercise of those rights directly by BTMU, a Committed Lender or a Conduit Lender to the extent permitted by the Loan and Security Agreement and acknowledges and agrees that BTMU, individually and as agent, a Committed Lender, a Conduit Lender and the other Affected Persons and each of their respective successors and permitted assigns are express third party beneficiaries of this Agreement.

SECTION 8.5          Survival.  The rights and remedies with respect to any breach of any representation and warranty made by any Originator or Buyer pursuant to Section 3.2 or Article IV the indemnification provisions of Article VII, and the provisions of Sections 8.4, 8.5, 8.6, 8.8, 8.9, 8.10, 8.11, 8.12 and 8.14 shall survive any termination of this Agreement.

SECTION 8.6          Costs, Expenses and Taxes.  In addition to its obligations under Article VII, each Originator, jointly and severally, agrees to pay on demand:

(a)          all reasonable and documented out-of-pocket costs and expenses incurred by Buyer and any Affected Person in connection with:

(i)          the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and any amendment of or consent or waiver under any of the Transaction Documents (whether or not consummated), or the enforcement of, or any actual or claimed breach of, this Agreement or any of the other Transaction Documents, including reasonable Attorney Costs and reasonable accountants’, auditors’, and consultants’ fees and expenses to any of such Persons and the fees and charges of any nationally recognized statistical rating organization or any independent accountants, auditors, consultants or other agents incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing; and

(ii)          the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents and the transactions contemplated thereby, including reasonable Attorney Costs and reasonable accountants’, and consultants’ fees and expenses incurred in connection with the administration and maintenance of this Agreement and the other Transaction Documents and the transactions contemplated thereby; and

(b)          all stamp and other similar Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Originator Indemnified Party and their respective Affiliates for such Taxes and fees.

SECTION 8.7          Execution in Counterparts; Integration.  This Agreement may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 8.8          Governing Law.  THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF BUYER IN THE RECEIVABLES OR RELATED ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 8.9          Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 8.10          Consent to Jurisdiction; Waiver of Immunities.  EACH ORIGINATOR AND BUYER HEREBY ACKNOWLEDGES AND AGREES THAT:

(a)          IT IRREVOCABLY (I) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

(b)          TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 8.11          Confidentiality.  Each party hereto agrees to comply with, and be bound by, the confidentiality provisions of Section 14.06 of the Loan and Security Agreement as if they were set forth herein mutatis mutandis.

SECTION 8.12          No Proceedings.  Each Originator agrees, for the benefit of the parties to the Loan and Security Agreement, that it will not institute against, or join any other Person in instituting against, Buyer any Event of Bankruptcy until one year and one day after the Final Payout Date. In addition, all amounts payable by Buyer to any Originator pursuant to this Agreement shall be payable solely from funds available for that purpose (after Buyer has satisfied all obligations then due and owing under the Loan and Security Agreement).

SECTION 8.13          No Recourse Against Other Parties.  No recourse under any obligation, covenant or agreement of Buyer contained in this Agreement shall be had against any stockholder, employee, officer, director, member, manager incorporator or organizer of Buyer.

SECTION 8.14          Grant of Security Interest.  It is the intention of the parties to this Agreement that the conveyance of each Originator’s right, title and interest in and to the Receivables, the Related Assets and all the proceeds of all of the foregoing  to Buyer pursuant to this Agreement shall constitute an absolute and irrevocable purchase and sale or capital contribution, as applicable, and not a loan or pledge.  Notwithstanding the foregoing, each Originator does hereby grant to Buyer a security interest to secure such Originator’s obligations hereunder in all of such Originator’s now or hereafter existing right, title and interest in, to and under the Receivables and the Related Assets and that this Agreement shall constitute a security agreement under Applicable Law.

SECTION 8.15          Binding Terms in Other Transaction Documents.  Each Originator hereby makes for the benefit of Program Support Provider, Administrative Agent, each Lender, each other Secured Party, each of the representations, warranties, covenants, and agreements, and accepts all other binding terms, including the waiver of any rights, which are made applicable to any Originator in any other Transaction Document, each as if the same (together with any provisions incorporated therein by reference) were set forth in full herein.

SECTION 8.16          Joint and Several Liability.  Each of the representations, warranties, covenants, obligations, indemnities and other undertakings of any Originator hereunder shall be made jointly and severally, and are joint and several liabilities of each of the Originators hereunder.

SECTION 8.17          Severability.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE IX

 JOINDER OF ADDITIONAL ORIGINATORS

SECTION 9.1          Addition of New Originators.  Additional Persons may be added as Originators hereunder, with the prior written consent of Buyer, Servicer, the Majority Group Agents and the Administrative Agent, provided that the following conditions are satisfied on or before the date of such addition:

(a)          Servicer shall have given Administrative Agent and Buyer at least thirty (30) days’ prior written notice of such proposed addition and the identity of each such proposed additional Originator and shall have provided such other information with respect  to such proposed additional Originator as Administrative Agent may reasonably request;

(b)          Performance Guarantor shall have executed and delivered to Administrative Agent a Performance Guaranty in form and substance acceptable to Administrative Agent (in its sole discretion) guaranteeing the timely payment and performance of all of each such proposed additional Originator’s obligations hereunder and under each other Transaction Document, if any, to which such proposed Originator is a party in any capacity;

(c)          each such proposed additional Originator has executed and delivered to the Buyer and Administrative Agent an agreement substantially in the form attached hereto as Exhibit 9 (a “Joinder Agreement”);

(d)          each such proposed additional Originator has delivered to Buyer and Administrative Agent each of the applicable documents with respect to such Originator described in Section 6.01 of the Loan and Security Agreement;

(e)          the Purchase and Sale Termination Date shall not have occurred;

(f)          no Event of Default or Unmatured Event of Default shall have occurred and be continuing; and

(g)          each such proposed additional Originator is organized under the laws of the United States, any State thereof or the District of Columbia.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HILL-ROM COMPANY, INC.,
as an Originator and as Servicer

By:__/s/ Steven J. Strobel_______________________________
Name: Steven J. Strobel
Title: Senior Vice President and Chief Financial Officer

HILL-ROM MANUFACTURING, INC.,
as an Originator

By:__/s/ Steven J. Strobel_______________________________
Name: Steven J. Strobel
Title: Senior Vice President and Chief Financial Officer

HILL-ROM FINANCE COMPANY LLC,
as Buyer

By:__/s/ Steven J. Strobel_______________________________
Name: Steven J. Strobel
Title: Senior Vice President and Chief Financial Officer

Hill-Rom Purchase and Sale Agreement

S-1

ANNEX 1

UCC DETAILS SCHEDULE

(1)	Hill-Rom Company, Inc.:

(a)          Chief Executive Office

Two Prudential Plaza
180 N. Stetson Avenue, Suite 4100
 Chicago, IL 60601

(b)          Locations Where Records Are Kept

See section (a)

1069 State Route 46 East
 Batesville, Indiana  47006

(c)          Doing Business As Names; Changes in Location or Name

None.

(d)          Federal Taxpayer ID Number

35-1538921

(e)          Jurisdiction of Organization

Indiana

(f)          True Legal Name

Hill-Rom Company, Inc.

(g)          Organizational Identification Number

198112-634

Annex 1, Page 1

(2)	Hill-Rom Manufacturing, Inc.:

(a)          Chief Executive Office

Two Prudential Plaza
180 N. Stetson Avenue, Suite 4100
 Chicago, IL 60601

(b)          Locations Where Records Are Kept

See section (a)

1069 State Route 46 East
 Batesville, Indiana  47006

(c)          Doing Business As Names; Changes in Location or Name

None.

(d)          Federal Taxpayer ID Number

23-0664795

(e)          Jurisdiction of Organization

Indiana

(f)          True Legal Name

Hill-Rom Company, Inc.

(g)          Organizational Identification Number

197804-378

Annex 1, Page 2

ANNEX 2

NOTICE INFORMATION

If to an Originator or Buyer, to the following:

c/o Hill-Rom Holdings, Inc.
Two Prudential Plaza
180 N. Stetson Avenue, Suite 4100
Chicago, IL 60601
Attn:  Steve Strobel, Senior Vice President and Chief Financial Officer
Tel:  (312) 819-7258
Fax:   (812) 934-8329
Email: steven.strobel@hill-rom.com

With a copy to:

c/o Hill-Rom Holdings, Inc.
1069 State Route 46 East
Batesville, Indiana 47006
Tel:  (812) 934-7809
Fax:   (812) 934-1963
Email: eric.bjerke@hill-rom.com

With a copy to:

c/o Hill-Rom Holdings, Inc.
Two Prudential Plaza
180 N. Stetson Avenue, Suite 4100
Chicago, IL 60601
Attn:  General Counsel
Tel:  (312) 819-7200
Fax:   (312) 819-7219
Email: ari.mintzer1@hill-rom.com

With a copy to Administrative Agent at its address set forth in the Loan and Security Agreement.

With an additional copy to legal team at:

Jones Day
77 West Wacker Dr.
Chicago, IL 60601
Attn:  Robert J. Graves
Tel:  (312) 269-4356
Fax:  (312) 782-8585
Email:  RJGraves@JonesDay.com

Annex 2, Page 1

Exhibit 2.3(e)

FORM OF NOTE

NON-NEGOTIABLE SUBORDINATED NOTE

as of [   ], 20__

FOR VALUE RECEIVED, the undersigned, Hill-Rom Finance Company LLC, a Delaware limited liability company (“Buyer”), promises to pay to [________________, a ________________] (“Company”), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid purchase price of all Receivables and Related Assets purchased and to be purchased by Buyer pursuant to the Purchase and Sale Agreement.  Such amount as shown in the records of the Servicer shall be rebuttable presumptive evidence of the principal amount owing under this note (this “Note”).

1.          Purchase and Sale Agreement.  This Note is one of the Subordinated Notes described in Section 2.3(e) of, and is subject to the terms and conditions set forth in, the Purchase and Sale Agreement, dated as of May 5, 2017 (as the same may be amended, supplemented, or otherwise modified in accordance with its terms, the “Purchase and Sale Agreement”), among Company, as an Originator, the other Originators party thereto, the Servicer and Buyer.  Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of Buyer and Company.  In the case of any conflict between the terms of this Note and the terms of the Purchase and Sale Agreement, the terms of the Purchase and Sale Agreement shall control.

2.          Definitions; Interpretation.  Capitalized terms used (but not defined) herein have the meanings ascribed thereto in (or by reference in) the Purchase and Sale Agreement, and this Note shall be interpreted in accordance with Section 1.2 of the Purchase and Sale Agreement.  In addition, as used herein, the following terms have the following meanings:

“Final Maturity Date” means the date that falls one year and one day after the later of (a) the Purchase and Sale Termination Date and (b) the Final Payout Date.

“Junior Liabilities” means all obligations of Buyer to Company under this Note or to any other Originator, if applicable, under any other Subordinated Note described in Section 2.3(e) of the Purchase and Sale Agreement.

“Senior Interests” means (a) the security interest granted to Administrative Agent in the Collateral for the benefit of Credit Parties pursuant to the Loan and Security Agreement, (b) the Aggregate Capital, (c) all Borrower Obligations and (d) all other obligations of Buyer to the Senior Interest Holders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due on or before the Final Maturity Date.

“Senior Interest Holders” means, collectively, each Committed Lender, each Conduit Lender, Administrative Agent and the other Affected Persons and their permitted assigns.

“Subordination Provisions” is defined in Section 7 hereof.

Exhibit 2.3(e), Page 1

3.          Interest.  Subject to the Subordination Provisions, Buyer promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day at a variable rate determined to be a fair market rate from time to time by and between Buyer and Company, with reference to market conditions, which rate shall in no instance be lower than the sum of 1%, plus the Adjusted LIBOR.

4.          Interest Payment Dates.  Subject to the Subordination Provisions, Buyer shall pay accrued interest on this Note for each Settlement Period on each Settlement Date (or on such earlier date as Buyer may elect from time to time) and on the Final Maturity Date (or, if any such day is not a Business Day, the next succeeding Business Day).  Buyer also shall pay accrued interest on the principal amount of each prepayment hereof on the date of each such prepayment.

5.          Basis of Computation.  Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

6.          Principal Payment Dates.  Subject to the Subordination Provisions, any unpaid principal of this Note shall be paid on the Final Maturity Date (or, if such date is not a Business Day, the next succeeding Business Day).  Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty.

7.          Subordination Provisions.  Buyer covenants and agrees, and Company, by its acceptance of this Note, likewise covenants and agrees, in each case, for the benefit of the other and for the benefit of the Senior Interest Holders, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests, and any payment hereunder is pari passu in right of payment and performance to all other Junior Liabilities, to the extent and in the manner set forth in the following clauses of this Section 7 (the “Subordination Provisions”):

(a)          No payment or other distribution of Buyer’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Note except to the extent such payment or other distribution is (i) permitted under the Loan and Security Agreement or (ii) made pursuant to Sections 4 or 6 of this Note.

(b)          (i)  In the event of any Event of Bankruptcy involving Buyer, and (ii) on and after the occurrence of the Purchase and Sale Termination Date, the Senior Interests (other than unasserted contingent indemnification obligations) shall first be paid in full and in cash before the Company shall be entitled to receive and to retain any payment or distribution in respect of this Note.  In order to implement the foregoing: (A) all payments and distributions of any kind or character in respect of this Note to which Company would be entitled except for this subsection 7(b) shall be made directly to Administrative Agent (for the benefit of the Senior Interest Holders); and (B) Company hereby irrevocably agrees that Administrative Agent, in the name of Company or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any proceeding related to such Event of Bankruptcy with respect to any and all claims of Company relating to this Note, in each case until the Senior Interests (other than unasserted contingent indemnification obligations) shall have been paid in full and in cash.

Exhibit 2.3(e), Page 2

(c)          In the event that Company receives any payment or other distribution of any kind or character from Buyer or from any other source whatsoever, in respect of this Note, other than as expressly permitted by the terms of this Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall immediately be turned over in cash by the  Company to Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests (other than unasserted contingent indemnification obligations) have been paid in full and in cash.  All payments and distributions received by Administrative Agent in respect of this Note, to the extent received in or converted into cash, may be applied by Administrative Agent (for the benefit of the Senior Interest Holders) first, to the payment of any and all expenses (including, without limitation, attorneys’ fees and other legal expenses) paid or incurred by Administrative Agent or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and second, any balance thereof shall, solely as between any Originator (including Company hereunder) and the Senior Interest Holders, be applied by Administrative Agent toward the payment of the Senior Interests in a manner determined by Administrative Agent to be in accordance with the Loan and Security Agreement; but as between Buyer and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests.

(d)          Upon the payment in full and in cash of all Senior Interests (other than unasserted contingent indemnification obligations), the Company shall be subrogated to the rights of the Senior Interest Holders to receive payments or distributions from Buyer that are applicable to the Senior Interests until this Note is paid in full and in cash.

(e)          These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Company, on the one hand, and the Senior Interest Holders, on the other hand.  Nothing contained in these Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between Buyer, its creditors (other than the Senior Interest Holders) and the Company, Buyer’s obligation, which is unconditional and absolute, to pay this Note as and when the same shall become due in accordance with the terms hereof and of the Purchase and Sale Agreement or to affect the relative rights of the Company and creditors of Buyer (other than the Senior Interest Holders).

(f)          Company shall not, until the Senior Interests (other than unasserted contingent indemnification obligations) have been paid in full and in cash: (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of Buyer, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Note, or any rights in respect thereof or (ii) convert this Note into an equity interest in Buyer, unless, in the case of each of clauses (i) and (ii) above, Company shall have received the prior written consent of Administrative Agent.

(g)          Company shall not commence, or join with any other Person in commencing, any proceedings related to an Event of Bankruptcy with respect to Buyer until at least one year and one day shall have passed since the Senior Interests (other than unasserted contingent indemnification obligations) shall have been paid in full and in cash.

Exhibit 2.3(e), Page 3

(h)          If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Event of Bankruptcy or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

(i)          Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice or demand to Company, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions:  (i) retain or obtain an interest in any property securing any of the Senior Interests pursuant to, and to the extent set forth in, the Transaction Documents; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests in accordance with the Transaction Documents; (iv) amend, supplement, or otherwise modify any Transaction Document in accordance with the terms thereof; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

(j)          Company agrees that this Note shall be pari passu with all other Junior Liabilities.

(k)          Company hereby waives:  (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon the Senior Interests, or any thereof, or any security therefor.

(l)          These Subordination Provisions constitute a continuing offer from Buyer to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.

8.          Cumulative Remedies; Amendments, Etc.  No failure or delay on the part of Company in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Buyer and Company and acknowledged and agreed to by Administrative Agent, and (b) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

9.          Limitation on Interest.  Notwithstanding anything in this Note to the contrary, Buyer shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum interest rate that may be contracted for, charged or received without violating applicable federal or state law.

Exhibit 2.3(e), Page 4

10.          Negotiation.  This Note is not negotiable.

11.          Governing Law.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

12.          Captions.  Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.

[Signature Follows]

Exhibit 2.3(e), Page 5

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date hereof.

HILL-ROM FINANCE COMPANY LLC

By:_____________________________________
Name:
Title:

Exhibit 2.3(e), Page 6

Exhibit 9

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT is executed and delivered by ____________________, a ____________________ (“New Originator”), in favor of Hill‑Rom Finance Company LLC, a Delaware limited liability company (“Buyer”), with respect to that certain Purchase and Sale Agreement, dated as of May 5, 2017, by and among the various originators from time to time party thereto, the Servicer and Buyer (as amended, restated, supplemented and otherwise modified from time to time, the “Purchase and Sale Agreement”).  Capitalized terms used and not otherwise defined are used with the meanings attributed thereto in the Purchase and Sale Agreement (including those incorporated by reference therein).

Subject to receipt of counterparts hereof signed by the signatories below, by its signature below, New Originator hereby absolutely and unconditionally agrees to become a party to the Purchase and Sale Agreement as an Originator thereunder and to be bound by all of the provisions thereof, and hereby makes as to itself, as of the date hereof, each of the representations and warranties in Section 4 of the Purchase and Sale Agreement.

Attached hereto are amended and restated versions of Annexes 1 and 2 to the Purchase and Sale Agreement incorporating relevant information with respect to New Originator.  After giving effect to the amendments and restatements embodied therein, each of the representations and warranties contained in Sections 4.1 and 4.2 of the Purchase and Sale Agreement will be true and correct as to New Originator.

The provisions of Section 8 of the Purchase and Sale Agreement are incorporated in this Joinder Agreement by this reference with the same force and effect as if set forth in full herein except that references in such Section 8 to “this Agreement” shall be deemed to refer to “this Joinder Agreement and to the Purchase and Sale Agreement as modified by this Joinder Agreement.”

Delivered herewith are each of the documents, certificates and opinions required to be delivered by New Originator pursuant to Section 9.1 of the Purchase and Sale Agreement.

Please acknowledge your consent to New Originator’s joinder to the Purchase and Sale Agreement by signing the enclosed copy hereof in the appropriate space provided below.

[signature pages follow]

Exhibit 9, Page 1

IN WITNESS WHEREOF, New Originator has executed this Joinder Agreement as of the _____ day of ____________________.

[NEW ORIGINATOR]

By:_____________________________________
Name:
Title:

Each of the undersigned hereby consents
 to New Originator’s joinder to the Sale Agreement:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH,
as Administrative Agent

By:________________________________________
Name:
Title:

HILL-ROM FINANCE COMPANY LLC,
as Buyer

By:________________________________________
Name:
Title:

HILL-ROM COMPANY, INC.,
as Servicer

By:________________________________________
Name:
Title:

HILL-ROM HOLDINGS, INC.,
as Performance Guarantor

By:________________________________________
Name:
Title:

Exhibit 9, Page 2